As filed with the Securities and Exchange Commission on June 8, 2007

                                                Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         APPLEBEE'S INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                43-1461763
     (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)               Identification No.)

                             4551 West 107th Street
                           Overland Park, Kansas 66207
          (Address, including zip code, of Principal Executive Offices)

           APPLEBEE'S INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 David L. Goebel
                             Chief Executive Officer
                         Applebee's International, Inc.
                             4551 West 107th Street
                           Overland Park, Kansas 66207
                                 (913) 967-4000
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               James M. Ash, Esq.
                       Blackwell Sanders Peper Martin LLP
                                 Plaza Colonnade
                          4801 Main Street, Suite 1000
                           Kansas City, Missouri 64112
                                 (816) 983-8000

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------ ------------------ ------------------- ------------------ ------------------
                                                                     Proposed maximum   Proposed maximum
     Title of securities to be registered          Amount to be       offering price        aggregate          Amount of
                                                  registered (1)      per share (2)      offering price    registration fee
------------------------------------------------ ------------------ ------------------- ------------------ ------------------
Common Stock, par value $.01 per share                500,000            $ 25.88          $ 12,940,000         $ 397.26
------------------------------------------------ ------------------ ------------------- ------------------ ------------------

(1) The 500,000 shares of Common Stock being registered are issuable under the Employee Stock Purchase Plan ("Plan") of Applebee's International, Inc. ("Company"), and represent increases under the plan approved at the Company's most recent annual stockholders' meeting held on May 25, 2007. This Registration Statement shall also be deemed to register and cover any additional shares of Common Stock that may be issued under the Plan pursuant to the Plan's anti-dilution provisions as the result of any stock split, stock dividend or similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The maximum offering price per share is based on the average of the high and low prices of the Company's Common Stock as listed on the Nasdaq Stock Market on June 5, 2007.

                                EXPLANATORY NOTE

     This Form S-8 is being filed for the purpose of registering an additional 500,000 shares of Common Stock, par value $0.01 per share, of the Company for issuance under the Plan. Such Common Stock are additional securities of the same class as other securities for which previous registration statements on Form S-8 were filed with the Securities and Exchange Commission (the "Commission"). Pursuant to General Instruction E of Form S-8, the contents of the following previously filed registration statements and amendments are incorporated by reference herein, except for Items 3, 5 and 8 of such previously filed registration statements, which are replaced and superseded with the Items 3, 5 and 8 set forth in this Registration Statement:

     Registration Statement on Form S-8 filed by the Company on December 13, 1996, as amended by Post-Effective Amendment No. 1 filed by the Company on March 12, 2004 (No. 333-17823);

     Registration Statement on Form S-8 filed by the Company on October 1, 2001, as amended by Post-Effective Amendment No. 1 filed by the Company on March 12, 2004 (No. 333-70656); and

     Registration Statement on Form S-8 filed by the Company on May 16, 2005 (No. 333-124967).


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Commission by the Company are incorporated in this Registration Statement on Form S-8 by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

2. The Company's Quarterly Report on Form 10-Q for the quarter ended April 1, 2007;

3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2006, except for information furnished under Current Reports on Form 8-K, which is not deemed filed and not incorporated herein by reference; and

4. The description of common stock contained in the Company's Registration Statement on Form 8-A effective September 27, 1989, and any further amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

                                       1.

Item 5.   Interests of Named Experts and Counsel.

     Rebecca R. Tilden, Vice President and General Counsel of the Company, will issue an opinion as to the legality of the securities registered hereunder. Ms. Tilden owns 24,792 shares of Common Stock and holds options to purchase 80,999 shares of Common Stock, and stock appreciation rights with respect to 10,000 shares of Common Stock.

Item 8.   Exhibits.

      5        Opinion of Rebecca R. Tilden, counsel to the Company.

      23.1     Consent of Rebecca R. Tilden (included in Exhibit 5).

      23.2     Consent of Deloitte & Touche LLP.

      24       Power of Attorney (included in signature page of Registration
               Statement).


                                       2.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 8, 2007.



                         APPLEBEE'S INTERNATIONAL, INC.


                                                By:   /s/ David L. Goebel
                                                   ------------------------
                                                   David L. Goebel
                                                   Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Applebee's International, Inc., hereby severally constitute David
L. Goebel and Rebecca R. Tilden and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, or their duly appointed substitute, as the same may be designated in writing from time to time, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and generally to do all such things in our names and in our capacities as directors to enable Applebee's International, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                Signature                                      Title                                Date
 /s/ David L. Goebel                             Director, Chief Executive Officer              June 8, 2007
------------------------------------
         David L. Goebel

 /s/ Steven K. Lumpkin                       Director, Executive Vice President, Chief          June 8, 2007
------------------------------------       Financial and Strategy Officer and Treasurer
         Steven K. Lumpkin                        (Principal Financial Officer)


 /s/ Beverly O. Elving                             Vice President and Controller                June 8, 2007
------------------------------------
         Beverly O. Elving

 /s/ Lloyd L. Hill                                Director, Chairman of the Board               June 8, 2007
------------------------------------
         Lloyd L. Hill

 /s/ Erline Belton                                            Director                          June 8, 2007
------------------------------------
         Erline Belton

 /s/ Gina Boswell                                             Director                          June 8, 2007
------------------------------------
         Gina Boswell

                                       3.

 /s/ Richard C. Breeden                                       Director                          June 8, 2007
------------------------------------
         Richard C. Breeden


 /s/ Douglas R. Conant                                        Director                          June 8, 2007
------------------------------------
         Douglas R. Conant


 /s/ D. Patrick Curran                                        Director                          June 8, 2007
------------------------------------
         D. Patrick Curran


 /s/ Eric L. Hansen                                           Director                          June 8, 2007
------------------------------------
         Eric L. Hansen


 /s/ Laurence E. Harris                                       Director                          June 8, 2007
------------------------------------
         Laurence E. Harris

 /s/ Jack P. Helms                                            Director                          June 8, 2007
------------------------------------
         Jack P. Helms


 /s/ Rogelio Rebolledo                                        Director                          June 8, 2007
------------------------------------
         Rogelio Rebolledo


 /s/ Burton M. Sack                                           Director                          June 8, 2007
------------------------------------
         Burton M. Sack


 /s/ Michael A. Volkema                                       Director                          June 8, 2007
------------------------------------
         Michael A. Volkema






                                       4.

                                Index of Exhibits

         Exhibit
         Number       Document


         5            Opinion of Rebecca R. Tilden, counsel to the Company.

         23.1         Consent of Rebecca R. Tilden (included in Exhibit 5).

         23.2         Consent of Deloitte & Touche LLP.

         24 Power of Attorney (included in signature page of Registration Statement).




                                       5.